                    Freedom Chemical Company and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
                      (Dollars in thousands, except ratio)

                                                                                      Six months ended
                                                Years Ended December 31,                  June 30,
                                  ---------------------------------------------------------------------
                                        1992         1993       1994       1995        1995      1996
                                  ---------------------------------------------------------------------
Income (loss) before taxes             ($347)      ($1,261)    $6,320    ($20,873)    ($817)    $5,884
                                  ---------------------------------------------------------------------
Interest and debt expense                531         1,556      6,682      13,805     6,992      6,789
Minority interest                        144           251        284         247       126        126
Capitalized interest                     --            --         --          168       111        --
One third of rental expense               52           106        323         794       392        459
                                  ---------------------------------------------------------------------
Total fixed charges                      727         1,913      7,289      15,014     7,621      7,374
                                  ---------------------------------------------------------------------
Income (loss) before taxes
  and fixed charges                     $380          $652    $13,609     ($5,859)   $6,804    $13,258
                                  ---------------------------------------------------------------------
Ratio of earnings to fixed
  charges                               0.5x          0.3x       1.9x        0.4x      0.9x       1.8x
                                  =====================================================================
Surplus (deficiency) of earnings       ($347)      ($1,261)    $6,320    ($20,873)    ($817)    $5,884
                                  =====================================================================
Rental expense                          $156          $318       $970      $2,383    $1,175     $1,378
                                  =====================================================================

                            Hilton Davis Chemical Co.
                Computation of Ratio of Earnings to Fixed Charges
                      (Dollars in thousands, except ratio)

                                                               January 1, 1993
                                   Years Ended December 31,    to September 9,
                                   --------------------------------------------
                                     1991           1992             1993
                                   --------------------------------------------
Income before taxes                  $2,129        $4,071           $2,811

Interest and debt expense             4,258         3,247            1,998
One third of rental expense             123           109              161
                                   -------------------------   ----------------
Income before taxes and fixed         4,381         3,356            2,159
  charges
                                   -------------------------   ----------------
Earnings before income taxes         $6,510        $7,427           $4,970
  and fixed charges
                                   -------------------------   ----------------
Ratio of earnings to fixed charges      1.5x          2.2x             2.3x
                                   =========================   ================
Surplus (deficiency) of earnings     $2,129        $4,071           $2,811
                                   =========================   ================
Rental Expense                         $370          $328             $483
                                   =========================   ================


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